Exhibit 4(a)

LOUISVILLE GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 10

dated as of August 1, 2025

Supplemental to the Indenture

dated as of October 1, 2010

Establishing

First Mortgage Bonds, 5.850% Series due 2055

SUPPLEMENTAL INDENTURE NO. 10

SUPPLEMENTAL INDENTURE No. 10, dated as of the 1st day of August, 2025, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal place of business and corporate trust office at 240 Greenwich Street, 7E, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 10 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 10 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.

The Original Indenture and Supplemental Indentures Nos. 1 through 5, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 6. Supplemental Indenture No. 6 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 7. Supplemental Indenture No. 7 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 8. Supplemental Indenture No. 8 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 9. Supplemental Indenture No. 9 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish one series of Securities, such series of Securities hereinafter sometimes called the “Securities of Series No. 12”.

Pursuant to clauses (e) and (f) of Section 1401 and clause (g) of Section 301 of the Original Indenture, the Company wishes to modify the period during which notices of redemption may be sent with respect to the Securities of Series No. 12.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 12. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 10 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 10 a valid agreement of the Company, and to make the Securities of Series No. 12 valid obligations of the Company, have been performed.

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NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 10 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the Company’s right, title and interest in (a) the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property) and (b) the generating facilities described in Exhibit D hereto, as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 12

SECTION 101. Creation of Series No. 12

There is hereby created a series of Securities designated “First Mortgage Bonds, 5.850% Series due 2055”, and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $700,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated August 13, 2025;

(c) have a Stated Maturity of August 15, 2055, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

SECTION 102. Amendment.

With respect to the Securities of Series No. 12, notwithstanding the first sentence of Section 504 of the Original Indenture, notice of redemption of the Securities of Series No. 12 shall be given in the manner provided in Section 109 of the Original Indenture to the Holders of such Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.

ARTICLE TWO

COVENANT

SECTION 201. Satisfaction and Discharge.

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The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 12, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, or portions of the principal amount thereof, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the beneficial owners of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301. Single Instrument.

This Supplemental Indenture No. 10 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 10, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 10 shall together constitute the Indenture.

SECTION 302. Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 10 are for convenience only and shall not affect the construction hereof.

SECTION 303. Electronic Means. With respect to the Securities of Series No. 12:

The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture No. 10 and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic

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Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to reasonably presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers shall safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Company. The Trustee shall use reasonable efforts to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Trustee in accordance with its regular procedures. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 303, “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

SECTION 304. Tax Matters.

The Company agrees, subject to applicable law, (i) to provide the Trustee, upon written request, with such reasonable tax information as it has obtained in the ordinary course and has readily available in its possession to enable the Trustee to determine whether any payments pursuant to this Supplemental Indenture No. 10 are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Supplemental Indenture No. 10 to the extent necessary to comply with FATCA. The agreement in this Section 304 shall be solely for the benefit of the Trustee in order to assist it in complying with such withholding requirements and shall not be enforceable by any individual holder.

SECTION 305. Recitals.

The recitals contained in this Supplemental Indenture No. 10 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 10.

SECTION 306. Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 10 to be duly executed as of the day and year first written above.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Tadd J. Henninger
Name: Tadd J. Henninger
Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 10 — Louisville Gas and Electric Company]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Glenn Kunak
Name: Glenn Kunak
Title: Vice President

[Signature Page to Supplemental Indenture No. 10 — Louisville Gas and Electric Company]

COMMONWEALTH OF PENNSYLVANIA )

                   ) ss.:

COUNTY OF LEHIGH         )

On this 5th day of August, 2025, before me, a notary public, the undersigned, personally appeared Tadd J. Henninger, who acknowledged himself to be an Authorized Signatory of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Authorized Signatory, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Authorized Signatory.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Shelbie F. Bayda
Notary Public

Printed Name: Shelbie F. Bayda

Commission No. 1456753

[Signature Page to Supplemental Indenture No. 10 — Louisville Gas and Electric Company]

STATE OF NEW YORK   )

             ) ss.:

COUNTY OF NEW YORK   )

On this 5th day of August, 2025, before me, a notary public, the undersigned, personally appeared Glenn Kunak, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation and that he, as a Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Helen Choi
Notary Public

Printed Name: Helen Choi
Notary Public, State of New York
No.: 01CH6291290
Qualified in New York County
My Commission Expires October 15, 2025

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon

240 Greenwich Street, 7E

New York, New York 10286

Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Glenn Kunak
Name:	Glenn Kunak
Title:	Vice President

[Signature Page to Supplemental Indenture No. 10 — Louisville Gas and Electric Company]

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

John P. Fendig, Senior Counsel PPL Services Corporation 2701 Eastpoint Parkway Louisville, Kentucky 40223

/s/ John P. Fendig
John P. Fendig

[Signature Page to Supplemental Indenture No. 10 — Louisville Gas and Electric Company]

EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY

Bonds Issued and Outstanding

under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 20, 2010	$574,304,000	$354,200,000
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$0
		3	5.125% Series due 2040	November 16, 2010	$285,000,000	$285,000,000
3	November 1, 2013	4	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	5	3.300% Series due 2025	September 28, 2015	$300,000,000	$300,000,000
		6	4.375% Series due 2045	September 28, 2015	$250,000,000	$250,000,000
5	September 1, 2016	7	Collateral Series 2016 TCA	September 15, 2016	$125,000,000	$125,000,000
6	May 15, 2017	8	Collateral Series 2017 TCA	June 1, 2017	$60,000,000	$60,000,000
7	March 1, 2019	9	4.25% Series due 2049	April 1, 2019	$400,000,000	$400,000,000
8	March 1, 2023	10	5.450% Series due 2033	March 20, 2023	$400,000,000	$400,000,000
9	November 1, 2023	11	Collateral Series 2023 TCA	December 6, 2023	$65,000,000	$65,000,000

[1]	As of August 1, 2025

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EXHIBIT B

LOUISVILLE GAS AND ELECTRIC COMPANY

Filing and Recording of

Supplemental Indenture No. 9, dated as of November 1, 2023,

to

Indenture, dated as of October 1, 2010

COUNTY	MORTGAGE BOOK	PAGE NUMBER
Breckenridge	554	507
Bullitt	2184	558
Clark	1040	505
Green	363	102
Hardin	DB 1561	565
Hart	500	26
Henry	420	185
Jefferson	12739	215
Larue	444	711
Meade	1113	466
Metcalfe	208	409
Muhlenberg	749	1556
Nelson	1443	240
Oldham	2644	1
Shelby	1329	347
Trimble	262	253

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EXHIBIT C

LOUISVILLE GAS AND ELECTRIC COMPANY

Real Property

Schedule of real property owned in fee located in the Commonwealth of Kentucky

Jefferson County:

Tract I:

BEING Lot thirty-five (35) in Bunger Subdivision, as shown by plat of same recorded in Plat and Subdivision Book 8, Page 1, in the Office of the County Court Clerk of Jefferson County, Kentucky.

Being the same Property conveyed to Louisville Gas and Electric Company by Deed dated December 20, 2023, of record in Deed Book 12753, Page 150, in the Office of the Clerk of Jefferson County, Kentucky.

Tract II:

An undivided 28.05% interest, as a tenant in common, in and to the following described real property located in Jefferson County, Kentucky:

Being Tract 3, Eastpoint Business Center, as shown on plat of record in Plat and Subdivision Book 45 at Page 16, in the office of the Jefferson County Clerk.

Being the same Property interest conveyed to Louisville Gas and Electric Company by Deed dated June 30, 2024, of record in Deed Book 12866, Page 786, in the Office of the Clerk of Jefferson County, Kentucky.

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EXHIBIT D

LOUISVILLE GAS AND ELECTRIC COMPANY

Generating Facilities

Schedule of additional generating stations located in the Commonwealth of Kentucky

Undivided 36% interest in wind generating facility located at the E.W. Brown generating station in Mercer County, Kentucky, the remaining 64% being owned by Kentucky Utilities Company.

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